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Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of USA Interactive of our report dated February 3, 2003 relating to the consolidated financial statements which appear in the LendingTree Inc. Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP

Charlotte, North Carolina
June 2, 2003

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  Exhibit 23.2
Consent of Independent Accountants